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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 25, 2003, relating to the financial statements of Scudder RREEF Real Estate Fund II, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Counsel and independent accountants" and "Financial statements" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
November 6, 2003